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                                                                     Exhibit 16


                       [Deloitte & Touche LLP Letterhead]



May 22, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of National Bancshares Corporation dated May 19, 1998.

Yours truly,

/s/ Deloitte & Touche LLP